EXHIBIT 23.1

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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-_______) pertaining to the New Stock Incentive Plan of Loehmann's, Inc. of our report dated April 8, 1996, with respect to the consolidated financial statements for the year ended February 3, 1996 of Loehmann's, Inc. included in its Registration Statement (Form S-1 No. 33-97100) which was filed with the Securities and Exchange Commission and declared effective on May 7, 1996.

                                              /s/ Ernst & Young LLP


New York, New York
June 11, 1996



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